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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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D.R. Horton, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
Thursday, January 25, 2007

Dear Fellow Stockholder of D.R. Horton:

You are invited to attend the 2007 Annual Meeting of Stockholders of D.R. Horton, America’s Builder.  Our 2007 Annual Meeting will be held at our corporate offices located at: D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas, on Thursday, January 25, 2007, at 10:00 a.m., central time, for the following purposes:

•	To elect seven directors.

•	To vote on a shareholder proposal concerning a majority vote standard for the election of directors.

•	To conduct other business properly brought before the meeting.

Only stockholders of record at the close of business on Friday, December 1, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person. If you desire any additional information concerning the 2007 Annual Meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.

Very truly yours,

DONALD R. HORTON
Chairman of the Board

Fort Worth, Texas
December 12, 2006

i

D.R. Horton Tower
301 Commerce Street
Fort Worth, Texas 76102
www.drhorton.com

PROXY STATEMENT
for the
2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 25, 2007

GENERAL

Time, Place and Purposes of Meeting

Our 2007 Annual Meeting of Stockholders will be held on Thursday, January 25, 2007, at 10:00 a.m., central time, at our corporate offices, located at: D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. D.R. Horton, Inc. is referred to as “D.R. Horton,” “Company,” “we,” and “our” in this Proxy Statement.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 14, 2006. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations without special compensation by telephone, telegraph, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. We have retained The Altman Group to solicit proxies on our behalf and will pay The Altman Group fees we believe will not exceed $6,500 for their services.

Revocation and Voting of Proxies

A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted FOR the nominees for election of directors (see Proposal One — Election of Directors), AGAINST the shareholder proposal concerning a majority vote standard for the election of directors (see Proposal Two — Shareholder Proposal Concerning a Majority Vote Standard for the Election of Directors) and, at the discretion of the proxy holders, on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares and Voting Rights

December 1, 2006 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 313,555,125 shares of D.R. Horton’s Common Stock, $.01 par value, issued and outstanding on the record date. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each issued and outstanding share of Common Stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the Annual Meeting.

Quorum Requirement

The D.R. Horton Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote are present in person or represented by proxy, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below, will be considered present for purposes of determining whether a quorum exists.

Broker Non-Votes and Vote Required

If a broker holds your shares, this Proxy Statement and a proxy card have been sent to the broker. You may have received this Proxy Statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. Proposal One — the proposal to elect directors is a routine proposal under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposal One even if no voting instructions are provided by the owner. Proposal Two — the proposal concerning a majority vote standard for the election of directors, is a non-routine proposal under the rules of the NYSE. As a result, brokers or other entities holding shares for an owner in street name may vote on Proposal Two only if voting instructions are provided by the owner. If you do not provide your broker with voting instructions for Proposal Two, your shares will not be counted as shares present with respect to the vote required for this proposal.

The following table reflects the vote required for each proposal and the effect of broker non-votes, withhold votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of
Broker Non-Votes,
Withhold Votes
Proposal	Vote Required	and Abstentions

(1) Election of Directors	(1) The seven nominees who receive the most votes will be elected	(1) Broker non-votes and withhold votes have no legal effect, subject to our recently amended Corporate Governance Principles
(2) Consider shareholder proposal concerning a majority vote standard for the election of directors	(2) An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and is entitled to vote	(2) Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal

If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and our Bylaws, the number of votes required to approve a proposal is a majority of the shares of Common Stock present and entitled to vote at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the stockholders at the meeting. The persons named as proxies on the enclosed proxy card are Donald R. Horton, Chairman, Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer, and Bill W. Wheat, Executive Vice President and Chief Financial Officer.

Stockholders Sharing the Same Address

The broker, bank or other nominee of any stockholder who is a beneficial owner, but not the record holder, of the Company’s Common Stock may deliver only one copy of this Proxy Statement and our Annual Report to multiple stockholders sharing an address, unless the broker, bank or nominee has received contrary instructions from one or more of the stockholders.

In addition, with respect to record holders, in some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver free of charge a separate copy of this Proxy Statement and our Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Investor Relations, D.R Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102, telephone number: (817) 390-8200, or e-mail: mslapper@drhorton.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members who will serve until the 2007 Annual Meeting, and until their successors have been elected and qualified.

By unanimous resolution, the Nominating and Governance Committee recommended to the Board of Directors, as nominees to the Board of Directors, our seven current Directors of the Company, each of whom is listed below under the caption “Nominees for Director.” After review and consideration by the Board of Directors, the Board nominated the seven Directors for election as directors of D.R. Horton at the 2007 Annual Meeting.

Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each of the persons named below as nominees for election as directors. The seven nominees receiving the most votes cast, which is a plurality of the votes, will be elected for one year terms and will serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director for his prescribed term.

The Corporate Governance Principles of the Company were recently amended to address the situation in which a director does not receive a majority of affirmative votes cast. Under a newly-adopted guideline, any nominee for director who, in an uncontested election, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election at the annual meeting (“Majority Withheld Vote”) will promptly tender his or her resignation. The Nominating and Governance Committee, which is comprised exclusively of independent directors, will consider the resignation and recommend to the Board whether to accept the tendered resignation. The Board will act upon the Nominating and Governance Committee’s recommendation within a reasonable period of time. The action taken by the Board will be publicly disclosed in a report filed with the Securities and Exchange Commission and may include, without limitation, acceptance or rejection of the tendered resignation or adoption of measures designed to address the issues underlying the Majority Withheld Vote. The foregoing description is qualified in its entirety by reference to our Corporate Governance Principles, which can be found under the Investor Relations and Corporate Governance links on our website at www.drhorton.com. A copy of our Corporate Governance Principles is also included as Appendix “A” to this Proxy Statement.

According to our Bylaws, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of D.R. Horton not less than thirty days prior to the date of the originally scheduled meeting. However, if less than forty days’ notice or prior public disclosure of the date of the originally scheduled meeting is given by D.R. Horton, notice of such nomination must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the originally scheduled meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the 2007 Annual Meeting.

The Board of Directors Recommends Voting “FOR” Each of
the Following Director Nominees.

Nominees for Director

The following is a summary of certain information regarding the nominees for election as directors.

			Principal Occupation
		Director	and Business
Name	Age	Since	Experience

Donald R. Horton	56	1991	Mr. Horton has been Chairman of the Board of D.R. Horton since it was formed in July 1991, and he was President from July 1991 until November 1998. He has been involved in the real estate and homebuilding industries since 1972, and he was the sole or principal stockholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990.
Bradley S. Anderson	45	1998	Mr. Anderson is a Senior Vice President of CB Richard Ellis, Inc., an international real estate brokerage company, and he has held various positions in Phoenix, Arizona with its predecessor, CB Commercial Real Estate Group, Inc., since January 1987. He served as Interim Chairman of the Board of Continental Homes Holding Corp. from October 1997 through April 1998, when it merged into D.R. Horton, and he became a director of D.R. Horton at that time. Mr. Anderson has been a member of both the Audit and Compensation Committees since 1998 and he has also been a member of the Nominating and Governance Committee since it was formed in November 2003.
Michael R. Buchanan	59	2003	Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors. He retired from commercial banking in March 2002. From March 2002 to March 2003, Mr. Buchanan was engaged as a senior advisor to Banc of America Securities. From 1998 to March 2002, Mr. Buchanan was a Managing Director of Bank of America, an executive officer position in which he was head of its national real estate banking group. From 1990 to 1998, Mr. Buchanan was an Executive Vice President of NationsBank, which later merged with Bank of America. Mr. Buchanan is also a member of the board of directors and the asset committee of Wells Real Estate Investment Trust, a publicly held, non-traded real estate investment trust. Mr. Buchanan was appointed to the Audit Committee in July 2003 and the Compensation Committee in January 2004 and he has also been a member of the Nominating and Governance Committee since it was formed in November 2003.
Richard I. Galland	90	1992	Mr. Galland is an attorney. He was formerly the Chief Executive Officer and Chairman of the Board of Fina, Inc. and Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland formerly served on the boards of directors, and as a member of the audit and compensation committees, of First RepublicBank Corporation, Texas Industries, Inc. and Associated Materials, Inc., each an NYSE listed company. He has been a director of the Company and a member of both the Audit and Compensation Committees since 1992, and he has also been a member of the Nominating and Governance Committee since it was formed in November 2003.

			Principal Occupation
		Director	and Business
Name	Age	Since	Experience

Michael W. Hewatt	57	2005	Mr. Hewatt is a certified public accountant and owner of Hewatt & Associates, CPAs, an auditing and tax services firm. He has worked for Hewatt & Associates or its predecessor firms since 1980. From 1971 to 1979, Mr. Hewatt worked in the tax and audit areas at Coopers & Lybrand LLP (currently PricewaterhouseCoopers LLP) and was an audit manager for five years during this period. Mr. Hewatt is a member of the American Institute of Certified Public Accountants (“AICPA”), the AICPA’s peer review program, former member of the board of directors of the Texas Society of Certified Public Accountants and former President of the Texas Society of Certified Public Accountants — Fort Worth Chapter. Mr. Hewatt has been a director of the Company since 2005. He is a member of the Audit, Compensation and Nominating and Governance Committees.
Donald J. Tomnitz	58	1995	Mr. Tomnitz is Vice Chairman, President and Chief Executive Officer of D.R. Horton. He was a Vice President in charge of various divisions of D.R. Horton from 1983 until he was elected Vice President — Western Region of D.R. Horton in August 1994. From July 1996 until November 1998, Mr. Tomnitz was President of D.R. Horton’s Homebuilding Division; in January 1998 he was elected an Executive Vice President of D.R. Horton; in November 1998 he was elected Vice Chairman and Chief Executive Officer of D.R. Horton; and in March 2000, he became President as well. Mr. Tomnitz previously was a Captain in the U.S. Army, a Vice President of RepublicBank Dallas, N.A., and a Vice President of Crow Development Company, a Trammell Crow company.
Bill W. Wheat	40	2003	Mr. Wheat is an Executive Vice President and Chief Financial Officer of D.R. Horton, positions he has held since October 2003. Mr. Wheat was a Senior Vice President and Controller since 2000. From 1998 until 2000, Mr. Wheat was an Accounting Manager with the Company. From 1991 to 1998, Mr. Wheat held financial planning and assistant controller positions with The Bombay Company. Prior to 1991, Mr. Wheat was an auditor with Price Waterhouse LLP (currently PricewaterhouseCoopers LLP).

Other Executive Officers

Samuel R. Fuller, age 63, is a Senior Executive Vice President of the Company. Mr. Fuller has been employed by D.R. Horton since 1992. In 1995, he was promoted to Controller. In 2000, Mr. Fuller was promoted to Executive Vice President and Chief Financial Officer, and in 2000 he was also appointed a director. In October 2003, Mr. Fuller was promoted to Senior Executive Vice President. He retired from the Board of Directors in November 2003.

Stacey H. Dwyer, age 40, is an Executive Vice President and Treasurer of D.R. Horton and is in charge of investor relations for D.R. Horton. She has been an employee of D.R. Horton since 1991. She was promoted from Assistant Secretary to Assistant Vice President in 1998 and from Assistant Vice President to Executive Vice President in 2000. She also became Treasurer in October 2003. Prior to 1991, Ms. Dwyer was an auditor for Ernst & Young LLP.

Corporate Governance Standards

Our Board of Directors has adopted a number of standards to comply with requirements of the Sarbanes-Oxley Act of 2002, and the final rules of the NYSE and Securities and Exchange Commission (“SEC”) relating to Sarbanes-Oxley and other corporate governance matters. Our Board has adopted the D.R. Horton Corporate Governance Principles, which contain a number of corporate governance initiatives designed to comply with the NYSE listing standards (the “NYSE Rules”) and the rules and regulations of the SEC (the “SEC Rules”) relating to corporate governance. The significant corporate governance initiatives adopted by the Board of Directors are discussed below. The Board recently revised the Corporate Governance Principles to provide for a Director resignation policy described in Proposal One — The Election of Directors. The newly revised Corporate Governance Principles can be found under the Investor Relations and Corporate Governance links on our website at www.drhorton.com and as Appendix “A” to this Proxy Statement.

Director Independence

Our Board of Directors is comprised of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the “Independence Standards” discussed below.

Our Board has adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent auditor.

The Independence Standards are contained in the Corporate Governance Principles set forth on our website under the Investor Relations and Corporate Governance links and as Appendix “A” to this Proxy Statement. These include the following:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•	A director is not independent if (i) the director or an immediate family member is a current partner of D.R. Horton’s internal or external auditor, (ii) the director is a current employee of such a firm, (iii) the director’s immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on D.R. Horton’s audit within that time.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, D.R. Horton for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

•	If a director serves as an executive officer, director or trustee of a charitable or educational organization, and D.R. Horton’s contributions to the organization are less than $500,000, then the relationship will not be considered to be a material relationship that would impair a director’s independence.

For purposes of these Independence Standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-laws, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the Independence Standards, the NYSE Rules and related SEC Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee, or his or her immediate family members, are prohibited from receiving any direct or indirect compensation or fee from the Company or its affiliates, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting and (v) an understanding of audit committee functions. All together, attributes (i) through (v) are referred to as the “Financial Expert Attributes.” The audit committee financial expert standards are set forth in the Corporate Governance Principles.

Board Determinations

Based on the independence, financial literacy and financial expert standards discussed above, the Board has determined that Bradley S. Anderson, Michael R. Buchanan, Richard I. Galland and Michael W. Hewatt are (i) independent, for purposes of serving as independent members of the Board of Directors, the Compensation Committee and the Nominating and Governance Committees, (ii) independent, for purposes of serving as independent members on the Audit Committee, and (iii) financially literate, for purposes of serving on the Audit Committee. The Board has also determined, as set forth below, that Mr. Hewatt, Mr. Galland and Mr. Buchanan each have the Financial Expert Attributes described above.

Mr. Hewatt.  Mr. Hewatt acquired the Financial Expert Attributes primarily through his more than 30 years of experience working as a certified public accountant for Coopers & Lybrand LLP and Hewatt & Associates, CPAs and its predecessor firms. Mr. Hewatt’s experience as an auditor provided him active experience in conducting audits and reviewing financial statements. This active accounting experience further developed Mr. Hewatt’s understanding of generally accepted accounting principles and financial statements and his ability to assess the application of such principles in connection with accounting for estimates, accruals and reserves. Mr. Hewatt’s active status as a certified public accountant requires him to stay current on pronouncements and advisory notices issued by accounting, auditing and tax regulatory boards and organizations.

During his career as a certified public accountant, Mr. Hewatt has served on various management teams directly responsible for designing and conducting testing procedures on financial statements for compliance with applicable controls and procedures, such as estimates, accruals and reserves, and evaluating related internal control structures. These types of compliance reviews were documented and evaluated and used in forming audit procedures. In connection with certain audits and compliance testing, Mr. Hewatt prepared and issued reports to boards of directors, whereby he gained understanding into the functioning of boards of directors and related committees. Mr. Hewatt has additional experience in providing management advisory services and providing tax advisory and tax preparation services, which has provided Mr. Hewatt with a strong background in the Internal Revenue Code and dealing with the Internal Revenue Service. Mr. Hewatt has worked with clients which include public and private companies, governmental organizations and non-profit organizations.

Mr. Galland.  Mr. Galland acquired the Financial Expert Attributes primarily through years of experience as president and chief executive officer of several companies where he actively supervised principal accounting officers and actively oversaw the preparation and evaluation of financial statements. Throughout Mr. Galland’s career, he has actively participated in numerous mergers and acquisitions where he was involved in evaluating balance sheets and analyzing appropriate estimates, accruals and reserves to record on the financial records of the acquiring company. Mr. Galland also has had extensive experience as a board member of two other public companies, where he also served as chair of their audit committees.

Mr. Buchanan.  Mr. Buchanan acquired the Financial Expert Attributes primarily through his experience as a commercial banker in the real estate and homebuilding sectors, including serving as head of Bank of America’s national real estate group. Mr. Buchanan’s responsibilities as a banker required him to analyze and evaluate financial statements in order to make credit and lending decisions. In this regard, he developed significant expertise in understanding the integrity of the financial information used to prepare financial statements and how such information should be used to analyze and evaluate a company’s financial condition and its ability to meet the Company’s debt obligations. As head of the national real estate group at Bank of America, Mr. Buchanan also actively supervised others in conducting financial statement and financial condition analysis and evaluation.

As provided by the safe harbor contained in the SEC Rules, our audit committee financial experts will not be deemed “experts” for any purpose as a result of being so designated, such designation does not impose on such persons any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such persons as members of the Audit Committee or the Board of Directors in the absence of such designation, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

The Board also determined that Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat are not independent members of the Board, because they currently are executive officers of, and employed by, the Company.

Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers

In accordance with SEC Rules, the Audit Committee and the Board have adopted the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The ethics code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. The full text of the Code of Ethical Conduct for CEO, CFO and Senior Financial Officers has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Corporate Code of Business Conduct and Ethics

The Board of Directors has adopted a Corporate Code of Business Conduct and Ethics for employees and directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Corporate Code of Business Conduct and Ethics to provide guidance to the Board and management in areas of ethical business conduct and risk and provide guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) confidential reporting of unethical behavior and hotline telephone numbers. The Corporate Code of Business Conduct and Ethics can be found on our website under the Investor Relations and Corporate Governance links.

Qualifications for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as his or her depth of understanding of the Company’s industry, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time.

In addition to the foregoing, the Company’s Corporate Governance Principles provide that each member of the Board of Directors should have the following minimum characteristics:

•	the highest personal and professional ethical standards, integrity and values;

•	a commitment to representing the long-term interests of the stockholders;

•	practical wisdom and mature judgment;

•	be objective and inquisitive; and

•	be prepared to offer his or her resignation in the event of any significant change in personal circumstances that could affect the discharge of his or her responsibilities as a director, including a change in his or her principal job responsibilities.

Ordinarily, directors who serve as CEOs or in equivalent positions for other companies should not serve on more than one other board of a public company in addition to the D.R. Horton Board, and other directors should not serve on more than two other boards of public companies in addition to the D.R. Horton Board. Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, neither the Board nor the Nominating and Governance Committee believes that arbitrary term limits on directors’ service are appropriate.

Procedures for Nominating or Recommending for Nomination Candidates for Director

Any stockholder may submit a nomination for director by following the procedures outlined in our Bylaws and described under Proposal One “Election of Directors” in this Proxy Statement. In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee, which will consider such candidates on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates for election at the 2008 Annual Meeting must give notice to the Nominating and Governance Committee no more than 150 days and no less than 120 days prior to the anniversary date of this Proxy Statement. All director candidates shall, at a minimum, possess the qualifications for director discussed above. Each notice must set forth (1) the name and mailing address of such stockholder, (2) the number of shares beneficially owned by such stockholder, (3) the name, age, business address and residence address of each candidate, (4) the number of shares of Common Stock, if any, beneficially owned by each candidate, and (5) all other information relating to such person that is required to be disclosed in the solicitations for proxies for election of directors under the SEC Rules and NYSE Rules. The Nominating and Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.

Committees of the Board

The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board of Directors has adopted governing Charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. New rules in the area of stockholder nominations are being considered by the SEC, and if adopted, the Board will amend the Charter for the Nominating and Governance Committee accordingly. Each of the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is posted on the Company’s website, and can be found under the Investor Relations and Corporate Governance links. A copy of the Audit Committee Charter is also included as Appendix “B” to this Proxy Statement.

Complaint Procedures For Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. The full text of the Complaint Procedures For Accounting, Internal Control, Auditing and Financial Matters has been posted to the Company’s website, and can be found under the Investor Relations and Corporate Governance links.

Executive Sessions of the Board of Directors

In accordance with the NYSE Rules, the Board of Directors has held and will continue to hold regularly scheduled executive sessions of the non-management directors, all of whom are independent. Mr. Michael R. Buchanan, Chairperson of the Nominating and Governance Committee, presides at these independent sessions.

Communications with the Board of Directors

You can communicate with any member of our Board of Directors by sending the communication to the Chairperson of the Nominating and Governance Committee, who also serves as the Presiding Director. Currently, Mr. Buchanan serves as chairperson of the Nominating and Governance Committee. Send communications to: Presiding Director c/o Chief Legal Officer, D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, Texas 76102. Our Chief Legal Officer will review the communications and determine if such communications come within the purview of a Board committee or Board member(s). After such determination, these communications will be promptly forwarded to such Board member(s) or the Presiding Director as applicable. The Presiding Director reports these communications to the Board on a quarterly basis. Further information may be obtained on our website at www.drhorton.com under the Investor Relations and Corporate Governance links.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

The following table shows the beneficial ownership of the Common Stock of D.R. Horton as of November 15, 2006 by (i) all D.R. Horton directors and director nominees, (ii) all D.R. Horton executive officers, and (iii) all D.R. Horton directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

	Amount and Nature of
	Common Stock
	Beneficially Owned(1)
	Number of
	Shares Beneficially		Percent of
Name of Beneficial Owner	Owned		Class(2)

Donald R. Horton†	27,031,979	(3)	8.62%
Bradley S. Anderson	20,948		*
Michael R. Buchanan	12,000		*
Stacey H. Dwyer	186,948		*
Samuel R. Fuller	79,940	(4)	*
Richard I. Galland	36,299		*
Michael W. Hewatt	2,000		*
Gordon D. Jones†	242,779		*
Thomas F. Noon†	361,828	(5)	*
George W. Seagraves†	149,373		*
Donald J. Tomnitz†	1,477,884	(6)	*
Bill W. Wheat	81,630	(7)	*
All directors and executive officers as a group (12 persons)	29,683,608		9.42%

*	Less than 1%.

†	A named executive officer.

(1)	Beneficial ownership includes the following shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, November 15, 2006: Mr. Horton — 213,333, Mr. Anderson — 10,000, Mr. Buchanan — 12,000, Ms. Dwyer — 143,735, Mr. Fuller — 49,173, Mr. Galland — 34,151, Mr. Hewatt — 2,000, Mr. Jones — 195,152, Mr. Noon — 256,818, Mr. Seagraves — 131,159, Mr. Tomnitz — 820,364 and Mr. Wheat — 77,166. These options represent an aggregate of 1,945,051 shares.

(2)	The percentages are calculated based on 313,263,333 issued and outstanding shares on November 15, 2006. For each person, separately, his or her percentage was calculated by including his or her options set forth in footnote (1) in both the numerator and denominator, and for the group, the percentage was calculated by including the 1,945,051 options set forth in footnote (1) in both the numerator and denominator.

(3)	These shares do not include (i) 2,048,341 shares directly owned by Donald Ryan Horton, an adult son of Mr. Horton, and 2,048,338 shares directly owned by Douglas Reagan Horton, another adult son of Mr. Horton, (ii) 2,359,590 shares held by the Douglas Reagan Horton Trust, (iii) 2,359,589 shares held by the Donald Ryan Horton Trust, (iv) 1,368,005 shares held by the Martha Elizabeth Horton Trust, and (v) 1,499,984 shares held by the Donald Ray Horton Trust. Mr. Horton disclaims any beneficial interest in these shares. These trusts were established by Mr. Horton and his wife for the benefit of their descendants. Terrill J. Horton serves as the sole trustee of these trusts. Terrill J. Horton is a retired director of the Company and the brother of Donald R. Horton. Donald R. Horton’s address is D.R. Horton, Inc., D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102.

(4)	These shares do not include 4,000 shares owned by an IRA for the benefit of Mr. Fuller’s spouse. Mr. Fuller disclaims any beneficial interest in these shares.

(5)	These shares do not include an aggregate of 9,466 shares owned by Mr. Noon’s adult sons. Mr. Noon disclaims any beneficial interest in these shares.

(6)	These shares do not include 20,568 shares owned by an IRA for the benefit of Mr. Tomnitz’s spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.

(7)	These shares do not include 116 shares owned by an IRA for the benefit of Mr. Wheat’s spouse and 332 shares held in trust for the benefit of Mr. Wheat’s child. Mr. Wheat disclaims any beneficial interest in these shares.

Certain Other Beneficial Owners

Based on filings under the Securities Exchange Act of 1934, as amended, available as of November 15, 2006, the only other known beneficial owners of more than 5% of D.R. Horton Common Stock outstanding were the following:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

FMR Corp(1)	46,972,039	15.00%
82 Devonshire Street
Boston, Massachusetts 2109
Wellington Management Company, LLP(2)	16,633,158	5.27%
75 State Street
Boston, Massachusetts 02109
Neuberger Berman Inc.(3)	15,665,562	5.01%
605 Third Ave
New York, New York 10158

(1)	Based solely upon information contained in the most recently filed Schedule 13G/A of FMR Corp., filed with the SEC on February 14, 2006, reflecting beneficial ownership as of December 31, 2005. According to this Schedule 13G/A, FMR Corp. had sole voting power for 5,268,790 of these shares, no shared voting power, sole dispositive power for all 46,972,039 of these shares and no shared dispositive power.

(2)	Based solely upon information contained in the most recently filed Schedule 13G of Wellington Management Company, LLP, filed with the SEC on February 14, 2006, reflecting beneficial ownership as of December 31, 2005. According to this Schedule 13G, Wellington Management Company, LLP had no sole voting power, shared voting power for 13,473,063 of these shares, sole dispositive power for all 16,633,158 of these shares and no shared dispositive power.

(3)	Based solely upon information contained in the most recently filed Schedule 13G of Neuberger Berman Inc., filed with the SEC on February 15, 2006, reflecting beneficial ownership as of December 31, 2005. According to this Schedule 13G, Neuberger Berman Inc. had sole voting power for 9,408,197 of these shares, shared voting power for 2,156,798 of these shares, no sole dispositive power and shared dispositive power over all 15,665,562 of these shares.

EXECUTIVE COMPENSATION

The following tables show, with respect to the Chief Executive Officer and the other named executive officers of D.R. Horton, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to D.R. Horton during the periods indicated.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation				Shares
				Other	Restricted	Underlying
Name and	Fiscal			Annual	Stock	Options/	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation	Awards	SARs	Payouts	Compensation

Donald R. Horton	2006	$400,000	$12,120,909	$—	—	150,000	—	$80,221(1)
Chairman and Director	2005	400,000	12,824,804	—	—	—	—	71,139(2)
	2004	400,000	8,320,134	—	—	100,000	—	65,122(3)
Donald J. Tomnitz	2006	$300,000	$12,120,909	$—	—	100,000	—	$61,194(1)
Vice Chairman, President,	2005	300,000	12,824,804	—	—	—	—	54,511(2)
CEO and Director	2004	300,000	8,320,134	—	—	70,000	—	50,095(3)
Gordon D. Jones	2006	$175,000	$2,157,627	$—	—	40,000	—	$33,542(1)
Executive Vice President and	2005	175,000	2,628,691	—	—	—	—	30,447(2)
COO — Central US Operations(4)
George W. Seagraves	2006	$175,000	$1,552,997	$—	—	40,000	—	$37,665(1)
Executive Vice President	2005	175,000	958,317	—	—	—	—	33,659(2)
COO — Eastern US Operations(4)
Thomas F. Noon	2006	$175,000	$2,488,189	$—	—	40,000	—	$39,524(1)
Executive Vice President and	2005	175,000	3,818,218	—	—	—	—	35,107(2)
COO — Western US Operations(4)

(1)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,500, $17,500 and $17,500 to the respective accounts of Messrs. Horton, Tomnitz, Jones, Seagraves and Noon under the Supplemental Executive Retirement Plan 2 (“SERP 2”), (b) the above-market portion of earnings of $32,421, $23,394, $9,442, $13,565 and $15,424 to the respective accounts of Messrs. Horton, Tomnitz, Jones, Seagraves and Noon under SERP 2, (c) matching contributions by D.R. Horton of $6,600 to the accounts of Messrs. Horton, Tomnitz, Jones, Noon and Seagraves under the D.R. Horton, Inc. Profit Sharing Plus Plan (the “401(k) Plan’’), and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton and Tomnitz.

(2)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,500, $17,500 and $17,500 to the respective accounts of Messrs. Horton, Tomnitz, Jones, Seagraves and Noon under SERP 2, (b) the above-market portion of earnings of $23,639, $17,011, $6,647, $9,859 and $11,307 to the respective accounts of Messrs. Horton, Tomnitz, Jones, Seagraves and Noon under SERP 2, (c) matching contributions by D.R. Horton of $6,300 to the accounts of Messrs. Horton, Tomnitz, Jones, Seagraves and Noon under the 401(k) Plan, and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton and Tomnitz.

(3)	These amounts represent (a) credits made by D.R. Horton of $40,000 and $30,000 to the respective accounts of Messrs. Horton and Tomnitz under SERP 2, (b) the above-market portion of earnings of $17,772 and $12,745 to the respective accounts of Messrs. Horton and Tomnitz under SERP 2, (c) matching contributions by D.R. Horton of $6,150 to the accounts of Messrs. Horton and Tomnitz under the 401(k) Plan, and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton and Tomnitz.

(4)	Messrs. Noon, Jones and Seagraves each became an executive officer of D.R. Horton in April 2005 and served as executive officers throughout fiscal year 2006 and into the first month of fiscal 2007. Therefore, for each of these executive officers, compensation only for fiscal years 2005 and 2006 is reported. On October 17, 2006, D.R. Horton eliminated the Chief Operating Officer positions. Mr. Jones and Mr. Seagraves continue to serve the Company in non-executive officer positions. Mr. Noon resigned from the Company, effective October 20, 2006.

The following table sets forth information about options that were granted to our Chief Executive Officer and the other named executive officers during the fiscal year ended September 30, 2006.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of	Percent of			Potential Realizable Value at
	Securities	Total Options/			Assumed Annual Rates of Stock
	Underlying	SARs Granted	Exercise or		Price Appreciation for Option Term
	Options/SARs	to Employees	Base Price	Expiration	5%	10%
Name	Granted(1)	in Fiscal Year	per Share	Date	(Stock Price $47.95)	(Stock Price $76.36)

Donald R. Horton	150,000	4.99%	$29.44	5/2/2016	$2,777,199	$7,037,967
Donald J. Tomnitz	100,000	3.33%	$29.44	5/2/2016	$1,851,466	$4,691,978
Gordon D. Jones	40,000	1.33%	$29.44	5/2/2016	$740,586	$1,876,791
George W. Seagraves	40,000	1.33%	$29.44	5/2/2016	$740,586	$1,876,791
Thomas F. Noon(2)	40,000	1.33%	$29.44	5/2/2016	$740,586	$1,876,791

(1)	These shares are covered by non-qualified stock options granted under the D.R. Horton 2006 Stock Incentive Plan. Mr. Horton’s options and Mr. Tomnitz’s options vest as to 20% of the grant amount each year. Mr. Noon’s, Mr. Jones’s and Mr. Seagraves’s options vest with respect to 10% of the grant amount on each of the first nine anniversaries of the grant date, and the final 10% of the grant vests 9.75 years after the grant date. However, each option becomes fully exercisable upon a change of control of D.R. Horton, or upon the death or disability of the option holder, or upon his or her retirement at or after age 65.

(2)	Mr. Noon resigned from his position with the Company on October 20, 2006. None of the shares underlying the option had vested at the time of resignation and, pursuant to the terms of the 2006 Stock Incentive Plan, the option was terminated.

Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/ SAR Values

			Number of
			Securities Underlying	Value of
			Unexercised Options/SARs	Unexercised In-the-Money
	Shares Acquired		at Fiscal	Options/SARs at
	on Exercise	Value	Year-End	Fiscal Year-End(2)
Name	(#)	Realized(1)	Exercisable(E)/Unexercisable(U)	Exercisable(E)/Unexercisable(U)

Donald R. Horton Common Stock	—	—	213,333(E)/270,000(U)	$2,205,333(E)/ $708,000(U)
Donald J. Tomnitz Common Stock	72,595	$2,010,029	820,364(E)/278,373(U)	$14,430,474(E)/ $2,261,829(U)
Gordon D. Jones Common Stock	18,151	$336,670	181,233(E)/211,154(U)	$3,077,410(E)/ $2,277,115(U)
George W. Seagraves Common Stock	13,244	$369,860	121,169(E)/178,086(U)	$2,102,843(E)/ $2,001,035(U)
Thomas F. Noon(3) Common Stock	23,259	$625,962	256,818(E)/170,595(U)	$4,575,445(E)/ $1,471,975(U)

(1)	Based upon the difference between the exercise prices of the options and the closing prices of our Common Stock on the dates on which the stock options were exercised.

(2)	Based upon the difference between the exercise prices of the options and the closing price of our Common Stock on September 29, 2006.

(3)	Mr. Noon resigned from his position with the Company on October 20, 2006. Pursuant to the terms of the 2006 Stock Incentive Plan, all of Mr. Noon’s unexercisable options described above were terminated.

Compensation of Directors

During fiscal year 2006, D.R. Horton paid directors fees only to non-management directors. During the first quarter of fiscal year 2006, D.R. Horton paid each of these directors a fee of $7,500 per Board meeting attended in person or by tele-conference, an annual fee, paid in quarterly installments, of $2,500 per committee for serving on the Audit Committee, Compensation Committee and the Nominating and Governance Committee of the Board and an additional fee, paid in quarterly installments, of $1,250 for serving as a Chairperson of a Committee. On November 17, 2005, the Board of Directors approved an increase in director fees, committee member fees and chairperson fees payable to non-management directors of the Company beginning with the first Board meeting following November 17, 2005. The increase provided that each non-management director, beginning with the first Board meeting following November 17, 2005, will be paid a fee of $10,000 per Board meeting attended in person or by tele-conference, paid quarterly and not to exceed $40,000 per year. In addition, each non-management director who serves on a committee of the Board of Directors will receive an annual fee of $5,000 per committee paid quarterly, and each non-management director who serves as the Chairperson of a Committee of the Board of Directors will receive an annual fee of $2,500 per committee paid quarterly. The Board has also approved this fee structure for fiscal year 2007.

As a result of the above described director and committee fee policy, our non-management directors, Bradley S. Anderson, Richard I. Galland, Michael R. Buchanan and Michael W. Hewatt each received a total of $37,500 in director fees. In addition, Mr. Anderson, Mr. Buchanan and Mr. Galland each received committee fees of $4,375 for serving on the Audit Committee, $4,375 for serving on the Compensation Committee and $4,375 for serving on the Nominating and Governance Committee during fiscal year 2006. Mr. Hewatt received $4,375 for serving on each of the Audit Committees and the Nominating and Governance Committee and $3,750 for a partial year of service on the Compensation Committee. Also, Mr. Galland received an additional fee of $2,187.50 for serving as Chairperson of the Audit Committee. Mr. Anderson received an additional fee of $2,187.50 for serving as Chairperson of the Compensation Committee during fiscal year 2006. Mr. Buchanan received an additional fee of $2,187.50 for serving as Chairperson of the Nominating and Governance Committee in fiscal year 2006. Ms. Francine I. Neff, a former director who retired from our Board of Directors following our 2006 Annual Meeting of Stockholders, received $17,500 for her service on the Board and an aggregate fee of $5,625 for her service on the Audit Committee, Compensation Committee and Nominating and Governance Committee prior to her retirement. Additionally, on May 2, 2006, each non-management director received a grant of options to purchase 10,000 shares of our common stock at an exercise price of $29.44. The options vest over five years and have a ten year term. Directors coming to meetings from outside the Dallas-Fort Worth area received reimbursement for expenses incurred to attend Board and committee meetings.

Our three management directors are Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat. These three management directors did not receive any director fees for serving as directors of the Company. The compensation of Mr. Horton and Mr. Tomnitz, as officers of the Company, is set forth under the Executive Compensation section of this Proxy Statement. Mr. Wheat, in his capacity as an Executive Vice President and the Chief Financial Officer of the Company, was paid an annual salary of $200,000 and a bonus of $350,000 for fiscal year 2006. Mr. Wheat was also paid other compensation of $32,090, which represents a credit and the above-market portion of earnings to his account under SERP 2, a matching contribution under the 401(k) Plan, and a portion of group health plan premiums paid for his benefit. Additionally, on May 2, 2006, Mr. Wheat received a grant of options to purchase 40,000 shares of our common stock at an exercise price of $29.44. Mr. Wheat’s salary and discretionary bonus plan for the 2007 fiscal year remain the same as for the 2006 fiscal year.

No director of D.R. Horton who receives compensation from D.R. Horton for services other than as a director received any additional compensation for serving as a director of D.R. Horton. However, D.R. Horton paid the participant’s portion of premiums pursuant to D.R. Horton’s major medical plan for all directors except for Mr. Anderson, Mr. Buchanan, Mr. Galland and Mr. Hewatt. The amount of such premiums paid by

D.R. Horton during the 2006 fiscal year for each director was approximately $100 per month, or $1,200 in the aggregate.

Transactions with Management

On the effective date of the 1998 merger between D.R. Horton and Continental Homes Holding Corp., Bradley S. Anderson, a former director of Continental, was elected a director of D.R. Horton. In connection with the merger, D.R. Horton agreed to indemnify Mr. Anderson, along with the other former Continental directors, in connection with their prior service as directors or executive officers of Continental.

Effective as of October 20, 2006, Thomas F. Noon, Chief Operating Officer — Western U.S. Operations, resigned from his position with the Company. In connection with Mr. Noon’s resignation, the Company and Mr. Noon entered into an agreement regarding his resignation dated November 3, 2006. Pursuant to the terms of the agreement, the Company agreed to pay Mr. Noon a lump sum payment of $52,115. Mr. Noon received payment for earned and unpaid salary, vacation through the date of his resignation and bonus through September 30, 2006 and will continue to be paid salary, at an annual rate of $175,000, and health benefits for a period of 60 days following his resignation.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended September 30, 2006, D.R. Horton’s Compensation Committee was composed of Mr. Bradley S. Anderson, Mr. Michael R. Buchanan, Mr. Richard I. Galland, Mr. Michael W. Hewatt and, until her retirement immediately following our 2006 Annual Meeting of Stockholders, Ms. Francine I. Neff, with Mr. Anderson serving as its Chairperson. None of the members of the Compensation Committee has served D.R. Horton in any capacity other than as a member of the board or a member of a committee thereof. In 1998, Mr. Anderson was a party to an indemnification arrangement with the Company as described under the caption “Transactions with Management” above.

Compensation Committee Report on Executive Compensation

General.  D.R. Horton has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide incentives that are based on performance of the Company, particularly with regard to pre-tax income and the market value of our Common Stock. D.R. Horton also has attempted to develop an executive compensation policy that will serve to align the interests of D.R. Horton, its executive officers and its stockholders.

The primary components of executive compensation consist of:

•	Base salaries.

•	Cash bonus payments.

•	Deferred compensation plans.

•	Stock options.

Through the Company’s current executive compensation policy, a substantial portion of the compensation an executive officer has the opportunity to earn consists of bonus and stock option incentives.

Base Salaries.  Base salaries for D.R. Horton’s executive officers for the 2006 fiscal year were based on each executive officer’s level of experience, level of responsibility, contributions made and potential for significant contributions to D.R. Horton’s success and stockholder value, and D.R. Horton’s historical levels of base compensation for executive officers. For fiscal 2006, Messrs. Horton and Tomnitz were paid salaries of $400,000 and $300,000, respectively. The salaries of Messrs. Horton and Tomnitz, as set by the Compensation Committee, have remained at these same levels since 2001 and such salaries are below the average of comparable executives at the Company’s homebuilder peer group. No quantitative relative weights were assigned to the above factors when setting base salaries.

Bonus Payments.  The 2006 compensation for executive officers provided each of D.R. Horton’s executive officers the opportunity to earn substantial bonuses in addition to his or her 2006 annual base salary. See “Summary Compensation Table” for more information regarding the bonuses for the named executive officers.

Bonus to Chairman and Chief Executive Officer.  Messrs. Horton and Tomnitz each received incentive bonus payments for achieving performance goals with regard to quarterly consolidated pre-tax income of D.R. Horton. The quarterly bonuses are based on a pre-approved percentage of quarterly consolidated pre-tax income. These goals and percentages were set and approved by the Compensation Committee at the beginning of the 2006 fiscal year. Based on the Company’s performance of achieving the second highest pre-tax income in the Company’s history, Messrs. Horton and Tomnitz each received a performance bonus of $12,120,909 for fiscal year 2006, all of which was paid under the D.R. Horton 2000 Incentive Bonus Plan. Messrs. Horton’s and Tomnitz’s aggregate 2006 fiscal year bonuses were paid in quarterly installments, each payment having been approved by the Compensation Committee prior to payment. The Compensation Committee considered the factors listed below in determining the performance goals at the beginning of the fiscal year, and in determining whether to pay the full amount of the bonus after the end of the fiscal year. No quantitative relative weights were assigned to the following factors:

•	The financial and operating performance of D.R. Horton in fiscal 2006 as compared to fiscal 2005.

•	An analysis of recent compensation of senior executive officers of comparable homebuilding companies.

•	The financial and operating performance of D.R. Horton as compared to D.R. Horton’s business plan.

•	Other actions and activities by each executive officer to maximize stockholder value.

The Compensation Committee did not take any action with respect to Messrs. Horton’s and Tomnitz’s bonus plans that would have increased or decreased the bonus payable to Messrs. Horton or Tomnitz beyond their respective bonus plans that were approved at the beginning of the 2006 fiscal year.

Chief Operating Officers.  Messrs. Jones, Noon and Seagraves each received incentive bonus payments for achieving performance goals with regard to quarterly consolidated pre-tax income of their respective operating regions. The quarterly bonuses are based on a pre-approved percentage of quarterly consolidated pre-tax income of their respective operating regions. These goals and percentages were set and approved by the Compensation Committee at the beginning of the 2006 fiscal year. Based on the consolidated pre-tax income of their respective operating regions, Messrs. Jones, Noon and Seagraves each received a performance bonus of $2,157,627, $2,488,189 and $1,552,997, for fiscal year 2006, all of which was paid under the D.R. Horton 2000 Incentive Bonus Plan. The bonus payments for the fourth quarter of fiscal 2006 were approved by the Compensation Committee on November 16, 2006 for Messrs. Jones and Seagraves and October 26, 2006 for Mr. Noon. Mr. Noon’s bonus was determined earlier than the bonuses of Messrs. Jones and Seagraves due to Mr. Noon’s resignation from the Company effective as of October 20, 2006. The Compensation Committee considered the factors listed below in determining the performance goals at the beginning of the fiscal year, and in determining whether to pay the full amount of the bonus after the end of the fiscal year. No quantitative relative weights were assigned to any of the following factors:

•	The financial and operating performance of the Western, Central and Eastern Operating regions in fiscal 2006 as compared to fiscal 2005.

•	The financial and operating performance of the Western, Central and Eastern operating regions as compared to the business plan for such operating regions.

•	Other actions and activities by each executive officer to maximize stockholder value.

Other Executive Officers.  Based on recommendations from the Chairman of the Board, the Compensation Committee adopted discretionary bonus recommendations and submitted such recommendations to the Board for Mr. Fuller, Mr. Wheat, and Ms. Dwyer, the other executive officers of the Company during the 2006 fiscal year who were not named executive officers. In determining and adopting the discretionary bonuses for these executive officers, the Board took into account the Company’s executive compensation policy, including the factors considered by the Compensation Committee in determining bonuses for the other executive officers of the Company.

Deferred Compensation Plan.  D.R. Horton established the D.R. Horton Deferred Compensation Plan (the “Deferred Compensation Plan”), effective as of June 15, 2002. The Deferred Compensation Plan is the successor to and superseded D.R. Horton’s and Schuler Homes’s previously established deferred unfunded compensation plans. The Deferred Compensation Plan is an unfunded deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended. The Deferred Compensation Plan permits participants voluntarily to defer receipt of compensation from D.R. Horton. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of the Deferred Compensation Plan. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2.  The Supplemental Executive Retirement Plan 2 (“SERP 2”) was adopted by D.R. Horton in 1994 to permit eligible participants, which include our executive officers, the regional presidents, most division presidents and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. Messrs. Horton’s and Tomnitz’s participation in SERP 2 is approved by the Compensation Committee annually at the beginning of the fiscal year. Pursuant to SERP 2, if the executive is employed by the Company on the last day of a fiscal year, then the Company will establish a liability to such officer equal to 10% of his annual base salary as of first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for SERP 2.

Post-Employment Health Insurance.  Messrs. Horton and Tomnitz are also entitled to post-employment health and dental insurance coverage that is similar to the insurance coverage that is currently provided by the Company to each of them, their spouses and their dependent children. The post-employment insurance coverage becomes effective upon Mr. Horton’s and Mr. Tomnitz’s respective retirement, disability, death or termination (without cause) from the Company and coverage shall be for the life of each of Mr. Horton and Mr. Tomnitz, respectively, and for the life of Mr. Horton’s spouse and Mr. Tomnitz’s spouse.

Stock Option Grants.  Grants of stock options are made under the 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”), which was adopted by the Company’s stockholders at the 2006 annual meeting of stockholders. The 2006 Stock Incentive Plan replaced the 1991 Stock Incentive Plan, as amended (the “1991 Plan”) and no further awards will be granted under the 1991 Plan. The 2006 Stock Incentive Plan is administered by the Compensation Committee. The Board, the Compensation Committee and the Company believe that stock options provide an important long-term incentive to executive officers and align the interests of D.R. Horton, its executive officers and its stockholders by creating a direct link between executive compensation and long-term performance of D.R. Horton.

Generally, when the Compensation Committee decides to grant stock options to executive officers, in determining the number of stock options to grant and the other material terms of the stock option grants, the Compensation Committee makes a subjective evaluation of:

•	The overall performance of the Company in comparison to other publicly-traded homebuilding companies.

•	An analysis of recent compensation of senior executive officers of comparable homebuilding companies.

•	Recommendations of the Chairman of the Board, with the Chairman not making a recommendation with respect to the option grant on his behalf.

•	Contributions the executive officer made and is anticipated to make to the success of D.R. Horton.

•	Level of experience and responsibility of the executive officer.

•	Number of stock options that previously have been granted to the executive officer.

•	Number of stock options granted to other participants in the stock incentive plans.

In 2006, stock options were granted under the 2006 Stock Incentive Plan to the following named executive officers and in the following amounts: Mr. Horton, 150,000, Mr. Tomnitz 100,000, Mr. Jones, 40,000, Mr. Noon, 40,000 and Mr. Seagraves, 40,000. Each of these options has an exercise price of $29.44 per share and vests over five years for Messrs. Horton and Tomnitz and vests over 9.75 years for Messrs. Jones, Noon and Seagraves. Mr. Noon’s options were cancelled when he resigned in October 2006. The exercise price for each of these option grants was based on the closing price of the Company’s stock on the date the Compensation Committee approved the grant of the stock options at a committee meeting. Additional information regarding the stock option grants to our named executive officers is set forth in more detail under the under the Option/SAR Grants in Last Fiscal Year table under the Executive Compensation section of this proxy statement. No quantitative relative weights were assigned to any of these factors.

Chief Executive Officer 2006 Compensation.  Donald J. Tomnitz’s compensation for the 2006 fiscal year consisted of an annual base salary, bonuses and participation in the Incentive Bonus Plan, the 2006 Stock Incentive Plan, the Deferred Compensation Plan and SERP 2. The Compensation Committee sets this compensation on the basis of D.R. Horton’s executive compensation policy and the factors described above.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and the other executive officers as of the end of any fiscal year who are disclosed in the “Summary Compensation Table” in the Company’s proxy statement. However, the statute exempts qualifying performance-based compensation if certain requirements are met. Early in fiscal year 2004, the Compensation Committee adopted, and the stockholders approved, the Incentive Bonus Plan, as amended. D.R. Horton generally intends for awards to its executive officers under the bonus plan and its stock option plan to qualify for the performance-based compensation exemption under Section 162(m).

While D.R. Horton generally structures its compensation plans to comply with the exemption requirements of Section 162(m), corporate objectives, or other circumstances, may not always be consistent with the requirements for, or permit, full deductibility. Accordingly, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to D.R. Horton’s executive officers as they deem appropriate. During the 2006 fiscal year, the entire amount of the performance bonus paid to each of Messrs. Horton, Tomnitz, Jones, Noon and Seagraves qualified as performance-based compensation under Section 162(m) because the bonus amounts awarded by the Compensation Committee were within the limits of the Incentive Bonus Plan. Accordingly, the bonuses paid to each of our named executive officers were tax deductible by the Company. However, the compensation of (i) Messrs. Tomnitz, Jones, Noon and Seagraves arising from the exercise of options in the 2006 fiscal year that were initially granted in 1996, and (ii) Messrs. Noon and Seagraves arising from the exercise of options in the 2006 fiscal year of options that were initially granted in 1995, was not deductible for tax purposes by the Company because in 1996 and 1995 our 1991 Plan did not contain an appropriate individual grant limitation. However, the 1991 Plan (the predecessor plan to the 2006 Stock Incentive Plan) was amended in November 2001 to include an appropriate individual grant limitation, and our 2006 Stock Incentive Plan also includes an appropriate individual grant limitation.

COMPENSATION COMMITTEE:

Bradley S. Anderson, Chair
Richard I. Galland
Michael R. Buchanan
Michael W. Hewatt

Stock Performance/Stock Performance Graph

The following graph illustrates the cumulative total stockholder return on D.R. Horton’s Common Stock for the last five fiscal years through September 30, 2006 assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor’s 500 Stock Index and the S&P 500 Homebuilding Index.

The Compensation Committee report above, and the graph and the related disclosure contained in this section of this Proxy Statement, will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by D.R. Horton under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that D.R. Horton specifically incorporates the report, graph or related disclosure by reference. The graph and related disclosure are presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph and related disclosure in no way reflect D.R. Horton’s forecast of future financial performance.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

TOTAL RETURN TO SHAREHOLDERS
(Includes reinvestment of dividends)

	Years Ending
	Base
	Period
Company/Index	Sep 01	Sep 02	Sep 03	Sep 04	Sep 05	Sep 06
D.R. HORTON INC	100	135.11	240.07	368.26	542.51	364.59
S&P 500 INDEX	100	79.51	98.91	112.63	126.44	140.08
S&P 500 HOMEBUILDING INDEX	100	145.84	225.86	357.43	512.15	370.93

MEETINGS AND COMMITTEES OF THE BOARD

During fiscal year 2006, the Board of Directors of D.R. Horton held five meetings and acted five times by written consent. Each director attended all of the Board meetings and at least 90% of the committee meetings for each committee on which he or she served during fiscal year 2006. Executive sessions of our non-management directors, all of whom are independent, are regularly held. The sessions are scheduled and chaired by the Chairperson of the Nominating and Governance Committee, who also acts as our Presiding Director. Directors are encouraged to attend annual meetings of our stockholders. The 2006 annual meeting was attended by all of our current directors. During fiscal year 2006, the Board of Directors had four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Executive Committee

The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of D.R. Horton, which by state or federal law or the NYSE Rules may be delegated to it by the Board of Directors. The Executive Committee acted 73 times by written consent during the 2006 fiscal year, of which 66 of these consents related to matters that were routine to the operations of the Company, and seven of these consents related to matters that were delegated to the Executive Committee by the Board. During our 2006 fiscal year and currently, the Executive Committee was and is composed of Messrs. Horton, Tomnitz and Wheat.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Michael R. Buchanan, Mr. Bradley S. Anderson, Mr. Richard I. Galland and Mr. Michael W. Hewatt, with Mr. Buchanan serving as Chairperson. Each committee member has been determined by the Board to be independent in accordance with the NYSE Rules. During fiscal year 2006, the Nominating and Governance Committee met four times, and each member attended in person or by telephone conference all of the meetings.

The Nominating and Governance Committee Charter has been posted to the Company’s website under the Investor Relations and Corporate Governance links. The Nominating and Governance Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders by:

•	Identifying individuals qualified to become directors consistent with criteria approved by the Board and recommending to the Board for selection the qualified candidates for directorships to be filled by the Board or by the stockholders;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	Overseeing the evaluation of the Board and management.

Compensation Committee

The members of the Compensation committee are Mr. Bradley S. Anderson, Mr. Michael R. Buchanan, Mr. Richard I. Galland, and Mr. Michael W. Hewatt, with Mr. Anderson serving as Chairperson. Each committee member has been determined by the Board to be independent. During fiscal year 2006, the Compensation Committee met two times and acted by written consent five times, and each member attended in person or by telephone conference all of the meetings.

The Compensation Committee Charter has been posted to the Company’s website under the Investor Relations and the Corporate Governance links. The Charter provides that the Compensation Committee shall assist the Board of Directors in discharging its responsibility to the stockholders with respect to the Company’s compensation programs and compensation of the Company’s executive officers.

The Compensation Committee Charter also sets forth the responsibilities and duties of the committee regarding reviewing the compensation for the Chief Executive Officer and other executive officers, monitoring incentive and equity-based compensation plans, preparing an annual report on executive compensation and reporting to the Board of Directors.

Audit Committee and Audit Committee Report

The members of the Audit Committee of the Board of Directors are Mr. Richard I. Galland, Mr. Bradley S. Anderson, Mr. Michael R. Buchanan and Mr. Michael W. Hewatt, with Mr. Galland serving as Chairperson. The Audit Committee met ten times during fiscal year 2006 and took no action by written consent, and each member attended in person or by telephone conference 90% or more of the meetings.

As discussed under the caption “Corporate Governance Standards” on pages 7 and 8 of this Proxy Statement, each member of the Audit Committee has been determined by the Board to be “independent” and “financially literate” in accordance with NYSE Rules, the SEC Rules, and the corporate governance and independent standards adopted by the Board. Also, Messrs. Galland, Buchanan and Hewatt each have been determined by the Board to be an “audit committee financial expert” under such rules, regulations and standards as are set forth in the Company’s Corporate Governance Principles posted on our website under the Investor Relations and Corporate Governance links. The Board’s determinations are set forth on pages 8 and 9 of this Proxy Statement.

The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors. A copy of the adopted Audit Committee Charter is posted to the Company’s website under the Investor Relations and Corporate Governance links. A copy also accompanies this Proxy Statement as Appendix “B.” The duties and responsibilities of the Audit Committee are set forth in its Charter. The Audit Committee’s primary purposes are to:

•	assist the Board in fulfilling its oversight responsibilities relating to the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence; and

•	performance of the Company’s internal audit function and independent auditor; and

•	prepare an Audit Committee report to be included in the Company’s annual proxy statement.

The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2006. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended or supplemented, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2006, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended or supplemented, and has discussed the auditor’s independence with the auditor.

Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2006 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2007.

AUDIT COMMITTEE:

Richard I. Galland, Chair
Bradley S. Anderson
Michael R. Buchanan
Michael W. Hewatt

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as D.R. Horton’s independent auditor for the fiscal years ended September 30, 2006 and September 30, 2005 and has been engaged by the Audit Committee to continue to serve through the 2007 fiscal year. A representative of Ernst & Young LLP is expected to be present at the 2007 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table shows the fees paid or accrued by D.R. Horton for the audit and other services provided by Ernst & Young LLP for fiscal years ended September 30, 2006 and September 30, 2005.

	Fiscal Year Ended
	September 30,
	2006	2005

Audit fees	$1,643,104	$1,717,882
Audit-Related fees(1)	80,527	102,175
Tax fees(2)	45,700	45,150
All other fees	—	—

Total(3)	$1,769,331	$1,865,207

(1)	Related primarily to audits of employee benefit plans, the statutory audit of the Company’s captive insurance company and consultations related to Sarbanes-Oxley compliance.

(2)	Related primarily to tax compliance services.

(3)	Of the fees listed above, approved by the Audit Committee, none were approved based on waiver of pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

In connection with the engagement of the independent auditor for the 2007 fiscal year, the Audit Committee pre-approved the services listed below by category of service, including the pre-approval of fee limits. The Audit Committee’s pre-approval process by category of service also includes a review of specific services to be performed and fees expected to be incurred within each category of service. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. During fiscal 2007, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

The services pre-approved by the Audit Committee to be performed by our auditor during our fiscal year 2007, include the following:

Audit Services include audit work performed in the preparation of financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

All Other Fees are those associated with permitted services not included in the other categories. The Company generally does not request such services from the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

PROPOSAL TWO

SHAREHOLDER PROPOSAL CONCERNING
A MAJORITY VOTE STANDARD FOR THE ELECTION OF DIRECTORS

D.R. Horton has received the following proposal from a shareholder. Pursuant to Rule 14a-8(l)(1) of the Securities Exchange Act of 1934, we will provide the name, address and number of securities held by the shareholder proponent of this proposal promptly upon receipt of a written or oral request. The Company’s contact information is: D.R. Horton, Inc., Attention: Corporate Counsel, D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102; e-mail tbmontano@drhorton.com; and telephone (817) 390-8200.

D.R. Horton is not responsible for the contents of the supporting statement or the shareholder proposal, both of which are quoted verbatim in italics below.

Supporting Statement and Proposal of Shareholder Proponent

“Resolved:

That the shareholders of DR Horton (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:

Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support FOR this important director election reform.”

Statement in Opposition to Shareholder Proposal

After careful consideration of the subject matter of this stockholder proposal, the Board of Directors of D.R. Horton recommends a vote against this proposal because D.R. Horton recently adopted a policy that the Board believes provides a better structure for addressing the concerns reflected by the proposal. We believe the policy, which is set forth in our Corporate Governance Principles, is effective in enhancing the stockholder role in the director election process without placing undue limitations on the Board’s judgment in addressing the circumstances giving rise to a majority of votes withheld.

As described under Proposal One — Election of Directors, D.R. Horton’s amended Corporate Governance Principles require any nominee for the Board of Directors who fails to receive a majority affirmative vote in an uncontested election to promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will assess whether the resignation should be accepted and make its recommendation to the Board of Directors. The Board of Directors will then consider the Committee’s recommendation within a reasonable period of time and take the action it deems appropriate.

In conducting the assessment, both the Nominating and Governance Committee and the Board of Directors will consider all information they deem relevant, including the underlying reasons for the results of the election, the length of service and qualifications of the director, the director’s contributions to D.R. Horton, our compliance with listing standards, and our Corporate Governance Principles. As a result, each nominee as to whom a majority of votes is withheld will undergo a high degree of review as to his or her ability to serve as a director.

The default standard for election of directors for Delaware corporations has long been the plurality vote standard. Our amended Corporate Governance Principles modify the plurality vote standard in uncontested elections in a manner that we believe affords our stockholders greater input than they would have under a pure plurality standard. However, it also retains for the Board the ability to exercise its judgment on case-by-case basis. We believe this is in the best interest of all stockholders. For example, Delaware law provides that an incumbent director who is not re-elected “holds over” and continues to serve with the same voting rights and powers until his or her successor is elected and qualified. A majority voting standard does not necessarily address “hold over” directors. However, our amended Corporate Governance Principles do address “hold over” directors by providing that a director nominee who receives majority of votes withheld from his or her election will tender his or her resignation. This then allows the Nominating and Governance Committee and the Board of Directors to assess fully whether to (i) appoint a successor, (ii) incur the expenses of a special meeting of stockholders to elect a replacement, or (iii) to permit the director to remain in office. The last alternative may be appropriate if the Board believes the underlying stockholder concerns are better addressed in another manner or if required to meet the listing standards of the New York Stock Exchange.

Over 120 public companies have adopted a policy similar to our amended Corporate Governance Principles. Moreover, we believe adopting the majority vote standard is not necessary considering our recent election results. Since we became a publicly traded company in 1992, no director nominee has ever received a greater number of votes withheld from his or her election than votes for his or her election. As a result, we believe adopting the voting requirement that has been proposed would not have ever affected the outcome of our election process. Since our stockholders have a history of electing highly qualified, independent directors under a traditional plurality system, we believe a change to a strict majority voting requirement is not necessary to improve our corporate governance processes, especially in light of our recent changes to our Corporate Governance Principles.

The Board of Directors Unanimously Recommends that Shareholders Vote “AGAINST” this Proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires D.R. Horton’s directors, certain of its officers, and persons who own more than 10% of a registered class of D.R. Horton’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish D.R. Horton with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and on written representations from certain reporting persons that no Form 5 reports were required for those persons, D.R. Horton believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended September 30, 2006, with the exceptions that Mr. Horton inadvertently did not timely file a Form 4 to reflect a non-discretionary distribution of 718 shares from an exchange fund, Mr. Tomnitz inadvertently did not timely file a Form 4 to reflect the exercise of an option to purchase and hold 8,232 shares, and Mr. Galland inadvertently filed a Form 5 for fiscal year 2005 incorrectly reporting the number of shares beneficially held. In each case, the individual filed a late or amended filing to correct the respective deficiency.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any stockholder who intends to present a proposal for action at D.R. Horton’s 2008 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must deliver a copy of the proposal to D.R. Horton not later than August 16, 2007. In addition, the Bylaws of D.R. Horton provide that only stockholder proposals submitted in a timely manner to a Corporate Counsel of D.R. Horton may be acted upon at an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of D.R. Horton not less than 30 days prior to the date of the originally scheduled meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the originally scheduled meeting is given by D.R. Horton, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the originally scheduled meeting was mailed or the day on which such public disclosure was made.

REQUESTING DOCUMENTS FROM THE COMPANY

On our website, at www.drhorton.com, under the Investor Relations and Corporate Governance links, you will find the following: (i) Corporate Governance Principles, (ii) Audit Committee Charter, (iii) Compensation Committee Charter, (iv) Nominating and Governance Committee Charter, (v) Code of Ethical Conduct for the CEO, CFO, and Senior Financial Officers, (vi) Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters and Complaint Procedures for Employee Matters, and (vii) Corporate Code of Business Conduct and Ethics for Employees and Directors. You may obtain a copy of any of these documents through our website or by contacting us for a printed set. You may contact us for these purposes at: Attention Corporate Counsel, D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, TX 76102, (817) 390-8200 or e-mail: tbmontano@drhorton.com.

OTHER MATTERS

Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

Thomas B. Montano
Vice President and Assistant Secretary

Fort Worth, Texas
December 12, 2006

APPENDIX “A”

D.R. HORTON, INC.
CORPORATE GOVERNANCE PRINCIPLES

I.	Purpose

These Corporate Governance Principles, adopted by the Board of Directors of D.R. Horton, Inc. (the “Company” or “D.R. Horton” which shall include all of the Company’s subsidiaries) together with the charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board, provide the framework for the governance of D.R. Horton, Inc. The Board will review these principles and other aspects of D.R. Horton governance at least annually or as the Board deems necessary or appropriate.

The Board of Directors of the Company is elected by and responsible to the stockholders of D.R. Horton. D.R. Horton’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (the “CEO”) and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. The Board of Directors monitors the performance of the CEO and senior management to assure that the long-term interests of the stockholders are being served.

II.	Board of Directors Structure and Operations/Board Compensation

Selection Process and Size of Board

The directors are elected each year by the stockholders at the annual meeting of stockholders. The Board will consider nominee recommendations from the Nominating and Governance Committee, and thereafter the Board will propose a slate of nominees to the stockholders for election to the Board. The Board also determines the number of directors on the Board as such number is provided for in the Bylaws of the Company. Between annual stockholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting in a manner consistent with its Bylaws & Delaware law.

Qualifications

Directors should possess the highest personal and professional ethical standards, integrity and values, and be committed to representing the long-term interests of the stockholders. Directors should also have practical wisdom and mature judgment. Directors should be objective and inquisitive. Directors should be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities. Ordinarily, directors who also serve as CEOs or in equivalent positions for other companies should not serve on more than one other board of a public company in addition to the D.R. Horton board, and other directors should not serve on more than two other boards of public companies in addition to the D.R. Horton board.

Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, the Board does not believe that arbitrary term limits on directors’ service are appropriate.

Election of Directors

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (“Majority Withheld Vote”) will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The Nominating and Governance Committee will within a reasonable period of time consider the resignation submitted by a director receiving a Majority Withheld Vote and recommend to the Board whether to accept the tendered resignation. In considering whether to accept the resignation, the Nominating and Governance Committee will consider all factors deemed relevant by members of the Committee, including, without limitation, the underlying reasons for the Majority Withheld Vote (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, continued compliance with New York Stock Exchange listing standards, and the Company’s Corporate Governance Guidelines.

The Board will act on the Nominating and Governance Committee’s recommendation within a reasonable period of time. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be appropriate. Following the Board’s decision on the Nominating and Governance Committee’s recommendation, the Company will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the Securities and Exchange Commission. The Board may also elect to delay acceptance of a tendered resignation for a specified period to provide it with an opportunity to address the underlying stockholder concerns, to recruit a new director or for any other reasons it deems appropriate.

To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation. If a majority of the members of the Nominating and Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who are on the Board and who did not receive a Majority Withheld Vote will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote.

This corporate governance principle will be summarized or included in each proxy statement relating to an election of directors of the Company.

Independence of Directors

A majority of the directors must be independent directors under the New York Stock Exchange Listed Company rules, which include the new NYSE corporate governance and independence standards (collectively, “NYSE Rules”) or any other applicable regulatory requirements, as such requirements may change from time to time. The Board of Directors recognizes, however, that directors who do not meet the NYSE’s independence standards have historically made, and can be expected to continue to make, valuable contributions to the Board and to the Company by reason of their experience, judgment, intelligence and wisdom.

Independence Standards

To be considered independent under the NYSE Rules, the Board must determine that a director does not have any direct or indirect material relationship with the Company or its management. The Board has established the following independence standards to assist it in determining director independence in accordance with the NYSE Rules:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until 3 years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•	A director is not independent if: (A) a director or an immediate family member is a current partner of a firm that is D.R. Horton’s internal or external auditor; (B) a director is a current employee of such a firm; (C) a director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, D.R. Horton for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Transition Rule:  In accordance with the NYSE Rules which were adopted by the SEC on November 4, 2003, each of the above standards contains a three-year look-back provision. In order to facilitate a smooth transition to the new independence standards, the Board, in accordance with the NYSE Rules, will phase in the look-back provisions by applying a one-year look-back for the first year after adoption of the new standards. For example, until November 3, 2004, the Board will only look-back one year when testing the above standards. Beginning November 4, 2004, however, the Board would need to look-back the full three years when testing the above standards.

Immediate Family Member:  For purposes of analyzing independence, an “immediate family member” includes a Board member’s spouse, parents, children, siblings, mothers and fathers-in-laws, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Board member’s home.

When applying the look-back provisions discussed above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Other Relationships

•	If a D.R. Horton director serves as an executive officer, director or trustee of a charitable or educational organization, and D.R. Horton’s contributions to the organization are less than $500,000 then the relationship will not be considered to be a material relationship that would impair a director’s independence.

•	The Board, as part of its self-evaluation, will review all commercial, charitable, and educational relationships between the Company and its directors. The Board’s determination of each director’s independence will be disclosed annually in the Company’s proxy statement.

For relationships other than those governed by the independence standards set forth above, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board of Directors.

The Company will not make any personal loans or extensions of credit to directors or executive officers, other than consumer loans on terms offered to the general public.

Board Committees

The Board has established the following Committees to assist the Board in discharging its responsibilities: (i) Audit, (ii) Compensation, and (iii) Nominating and Governance. The current charters of these Committees are published on the D.R. Horton public website, and will be mailed to stockholders on written request. The Committee chairs report on the matters considered at each of their meetings to the full Board of Directors following each Committee meeting.

Membership on the Audit Committee

In addition to the requirement that a majority of the Board satisfy the independence standards discussed above, members of the Audit Committee must also satisfy additional independence and financial literacy requirements. In addition, at least one member of the Audit Committee shall qualify as an audit committee financial expert as determined by the Board. The Board has established the following standards to assist it in determining whether a Board member who is “independent” as set forth above is also independent for Audit Committee purposes and whether such member is also “financially literate” and whether such Board member qualifies to be the “audit committee financial expert” in accordance with applicable NYSE Rules and SEC rules and regulations:

Audit Committee Independence

(i) Each member of the Audit Committee must be an independent member of the Board of Directors using the standards set fort above in “Independence of Directors,” and

(ii) In order to be considered independent for purposes of membership on the Audit Committee, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board of Directors:

(A) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, the NYSE Rules provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior services with D.R. Horton (provided that such compensation is not contingent in any way on continued service); or

(B) Be an affiliated person of D.R. Horton or any subsidiary thereof. The term “affiliate” of, or a person “affiliated” with, a specified person, means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under the common control with, the person specified.

The term “indirect acceptance” by a member of the Audit Committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a member’s spouse, a minor child or stepchild or a child or stepchild sharing a home with a member or by an entity in which such a member is a partner, member, an officer, person occupying a comparable position such as a managing director or executive officer, or occupies a similar position (except limited partners, non managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries.

The Board may determine that a member of the Audit Committee is independent based on an exemption if such exemption has been adopted by the NYSE or the SEC as applicable. Any independence determinations based on an exemption will be disclosed in D.R. Horton’s proxy statement.

Audit Committee Financial Literacy

Each member of the Audit Committee must be “financially literate,” as such qualification is interpreted by D.R. Horton’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In determining a member’s financial literacy, among other things such as education and professional experience, the Board will consider the member’s ability to read and understand fundamental financial statements, including D.R. Horton’s balance sheet, income statement and cash flow statement as well as a member’s understanding of the overall financial reporting process relating to public companies.

Audit Committee Financial Expert

Item 401(h) of Regulation S-K of the Securities Act of 1933 requires D.R. Horton to disclose in its annual proxy statement the name of the person, if any, the Board of Directors determines to be the “audit committee financial expert” (defined below) serving on its Audit Committee and whether the person is independent, or if the Company does not have such an “audit committee financial expert” serving on its Audit Committee, the reason why it does not must be disclosed.

An “audit committee financial expert,” as defined by SEC rules and regulations, is a person who has all of the attributes listed below. Accordingly, the Board of Directors has adopted the following standards to aid it in making the determination of whether or not a member of the Audit Committee qualifies as an audit committee financial expert:

•	does the member have an understanding of generally accepted accounting principles and financial statements (the level of understanding will be analyzed using the means set forth in (a) through (d) below);

•	does the member have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves (the level of understanding will be analyzed using the means set forth in (a) through (d) below);

•	does the member have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities (the level of understanding will be analyzed using the means set forth in (a) through (d) below);

•	does the member have an understanding of internal control over financial reporting (the level of understanding will be analyzed using the means set forth in (a) through (d) below); and

•	does the member have an understanding of audit committee functions (the level of understanding will be analyzed using the means set forth in (a) through (d) below).

The “audit committee financial expert” must have acquired the above listed attributes through any of the following means:

(a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant or auditor or person performing similar functions;

(c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d) other relevant experience (if an audit committee financial expert qualifies as such because of “other relevant experience,” then the Company will include disclosure in its proxy statement providing a brief listing of that person’s relevant experience).

Compensation of Directors

The Board shall have the responsibility for setting and approving compensation for non-employee directors in their capacity as board members or board committee members. Each year, the Board shall review non-employee director compensation.

Director Orientation and Continuing Education

The Company shall provide an orientation for new directors, and shall periodically provide informational and educational materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.

Access to Senior Management

Each director shall have full and complete access to the executive officers and senior managers of the Company and, if desired, without the supervisors of such executive officers and senior managers present.

Access to Independent Advisors

The Board and its Committees shall have the right at any time to retain independent outside financial, legal or other advisors at the Company’s expense.

III.	Meetings

The Board of Directors ordinarily has 4 scheduled in person meetings a year. Directors ordinarily are expected to attend all scheduled Board and Committee meetings, and are expected to review the materials provided to them in advance of each meeting.

Before, during or after each regularly scheduled Board meeting, the non-employee directors ordinarily will meet for a period of time without management present. The Chairman of the Nominating and Corporate Governance Committee shall preside over such non-employee director sessions and also will serve as the presiding director in performing such other functions as the Board may direct. The non-employee directors may meet without management present at such other times as determined by the presiding director or at the request of any non-employee director. The presiding director will, from time to time, and following consultation with the Chairs of the Committees of the Board and the other directors, discuss with the Chairman of the Board of Directors potential items for inclusion in the agendas of future meetings of the Board of Directors.

IV.	Responsibilities and Duties

CEO/Management Oversight and Compensation

In addition to the Board’s general oversight of the CEO and senior management, the Board also is responsible for:

•	selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

•	providing counsel and oversight on the selection, evaluation, development and compensation of the senior officers of the Company; and

•	approving and maintaining a succession plan for the CEO and other key senior executives, including an emergency succession plan for the CEO.

Business, Product and Strategic Matters/Compliance with Law and Company Policy

As part of its overall responsibility to serve the long-term interests of the stockholders, the Board also shall:

•	review, approve and monitor fundamental financial and business strategies and major Company actions;

•	review and discuss reports by management on the performance of the Company, its plans, products and prospects;

•	assess major risks facing the Company and review and approve strategies for addressing such risks; and

•	ensure processes are in place for maintaining the integrity and reputation of the Company, the integrity of the financial statements, compliance with law and Company policy, the integrity of relationships with customers, vendors and suppliers, and the integrity of relationships with other Company stakeholders.

Concern Reporting

Any person who has a legitimate concern about the Company’s conduct may contact the presiding non-management director by writing to: presiding director, c/o Corporate Counsel, D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102. The status of all outstanding concerns addressed to the presiding director will be reported to the directors as appropriate, on a quarterly basis.

V.	Annual Performance Evaluation

The members of the Board will perform an annual self-evaluation of the Board and each of the Committees. Each of the directors will be requested to provide his or her assessment of the effectiveness of the Board and the Committees. If determined by the Board to be desirable, the Board may retain independent corporate governance experts to assist the Board with the evaluations.

APPENDIX “B”

D.R. HORTON, INC.
AMENDED AND RESTATED CHARTER
OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of D.R. Horton, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the:

1. integrity of the Company’s financial statements;

2. Company’s compliance with legal and regulatory requirements;

3. independent auditor’s qualifications and independence; and

4. performance of the Company’s internal audit function and independent auditors;

and to prepare an audit committee report as required by Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement.

II.	Membership

The Committee shall consist of at least three persons, all of whom are members of the Board. Each member of the Committee shall satisfy the independence requirements set forth in (i) Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules adopted by the SEC thereunder, and (ii) the corporate governance and other listing standards of the New York Stock Exchange (the “NYSE”) as in effect from time to time (the “NYSE Standards”).

Each member of the Committee shall be “financially literate” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment (or shall become “financially literate” within a reasonable period of time after appointment to the Committee). In addition, at least one member of the Committee shall have “accounting or related financial management expertise” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment. Furthermore, unless the Board determines that it is not necessary for an “audit committee financial expert” to serve on the Committee, at least one member of the Committee shall meet the requirements to be an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

No member of the Committee shall serve as a member of the audit committee of more than two public companies other than the Company.

The Board shall elect the members of the Committee at the Board meeting (“Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders of the Company, after considering the recommendations of the Corporate Governance and Nominating Committee of the Board, and each Committee member shall serve until the date of the next Annual Board Meeting, unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board may appoint another director of the Company to fill the resulting vacancy for his or her unexpired term. Furthermore, if for any reason the Board does not elect the members to the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee until the Board takes action to elect new members of the Committee. The Board may remove or replace a member of the Committee at any time.

III.	Operation

The Board shall elect one member of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another member of the Committee to serve as Chairperson for his or her unexpired term. The Chairperson shall preside over all meetings of the Committee. In addition, the Chairperson shall periodically report the Committee’s findings and conclusions to the Board. The Board may remove or replace the Chairperson at any time.

A majority of the members shall constitute a quorum, unless the Committee is comprised of an even number of members, in which case one-half of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee in attendance at a meeting at which a quorum is present shall constitute an act of the Committee.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee may invite such persons in addition to the members of the Committee that it deems appropriate to attend all or part of any meeting. The Committee shall maintain minutes of its meetings and written records of its actions. The Committee shall be authorized to meet, as frequently as it determines is necessary or appropriate, with the Company’s director of internal audit, the Chief Financial Officer of the Company and the independent auditor of the Company in separate executive sessions to discuss any matters that the Chairperson or any other member of the Committee believes should be discussed.

To the extent permitted by the NYSE Standards and applicable legal requirements, the Committee may delegate specified duties and responsibilities to a subcommittee created by a vote of a majority of the members of the Committee. Each subcommittee shall have one or more members designated by the Committee, and shall be governed by such procedures as the Committee shall determine from time to time.

The Committee may establish such rules as it determines to be necessary or appropriate to conduct its business, so long as such rules do not contravene the express provisions of this Charter.

IV.	Duties and Responsibilities

A. General.  The Committee shall provide such assistance as the Board shall request in connection with the general oversight of the Company’s financial reporting, legal and regulatory compliance, internal control and audit functions.

B. Independent Accountants.  The Committee, as a committee of the Board, is directly responsible for the selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged (including resolution of any disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and such independent auditors shall report directly to the Committee. Without limiting the foregoing, the Committee shall have the duty and responsibility to:

1. select, appoint, evaluate, retain, terminate and replace the Company’s independent auditors (subject, if the Committee so determines, to shareholder ratification), including ensuring the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by SEC and NYSE rules, regulations and standards;

2. obtain and review, at least annually, a report by the Company’s independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The independent auditors shall also confirm that they are registered with the Public Company Accounting Oversight Board;

3. ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the auditors and the Company and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and recommend that the Board take appropriate action in response to the reports from the auditors to satisfy itself of the auditors’ independence;

4. review any report made by the Company’s independent auditors pursuant to Section 10A(k) of the Exchange Act (critical accounting policies, potential alternative treatments and material written communications between the independent auditors and management);

5. discuss the annual audited financial statements and quarterly financial statements of the Company and other significant financial disclosures with management and the independent auditors of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (b) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations and (d) any other matters required to be reviewed under applicable legal, regulatory or NYSE requirements;

6. review with management and the independent auditor the results of the audit, including any difficulties encountered and any restrictions on the scope of the auditor’s activities or access to requested information;

7. resolve any disagreements between management and the Company’s independent auditors regarding financial reporting; and

8. pre-approve all audit engagement fees and terms and pre-approve all permissible non-audit services provided to the Company by its independent auditors (subject to the de minimus exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act); provided that the Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services.

C. Complaints.  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

D. Other Responsibilities.  It shall be the additional duty and responsibility of the Committee to:

1. discuss earnings press releases to be issued by the Company, as well as financial information and earnings guidance provided to analysts and to rating agencies. This discussion may be general (i.e., the type of information to be disclosed and the type of presentation to be made) and the Committee does not need to discuss each release or presentation in advance;

2. as appropriate, retain and obtain advice and seek assistance from independent legal, accounting or other advisors;

3. review management’s internal control report and the independent auditor’s attestation related thereto;

4. review disclosures made by the Chief Executive Officer and Chief Financial Officer during the Form 10-K and Form 10-Q certification process regarding significant deficiencies in the design or operation of internal controls or any fraud that involves management or employees who have a significant role in the Company’s internal controls;

5. discuss policies with respect to risk assessment and risk management;

6. periodically meet separately with management, internal auditors and independent auditors;

7. review and discuss with the principal internal auditor of the Company the scope of the internal audit plan, including any recommended changes in the planned scope, and a summary of the results of the audits performed;

8. prepare the report that is required to be included in the Company’s annual proxy statement in accordance with SEC rules;

9. set clear hiring policies for employees or former employees of the independent auditors;

10. when requested by the Board, Chief Executive Officer or the chief legal officer of the Company, review with the Board, Chief Executive Officer or the chief legal officer legal, disclosure or other matters that may have a material effect on the financial condition or results of operations of the Company or its compliance policies; and

11. report regularly to the Board.

E. Certain limitations.  It is the responsibility of the Company’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assistance as to such financial statements.

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to initiate or conduct investigations unless directed to do so by the Board, or to assure compliance with applicable laws and regulations or the Company’s policies and procedures. Furthermore, the manner in which such responsibilities and powers are to be exercised should be determined by the Committee in light of the circumstances and conditions existing from time to time. In many cases, the Committee will discharge its responsibilities by evaluating information and reports presented or otherwise given to the Committee by the Company’s management, internal auditors and independent accountants. Members of the Committee are not required to assume the functions or responsibilities of full-time employees of the Company or of experts in the fields of accounting or auditing.

V.	Engagement of Advisors — Funding

The Committee shall have the authority to engage independent counsel and other advisors, as it determines to be necessary to carry out its duties. The Committee shall have the authority to approve and authorize the payment by the Company of appropriate compensation (i) to any independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and (ii) any counsel or other advisors employed by the Committee as provided above.

VI.	Annual Performance Evaluation of the Committee

The Board shall conduct an annual performance evaluation of the Committee. This evaluation will be conducted by the Board in one or more separate sessions at which members of the Committee shall not be in attendance. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

VII.	Review and Reassessment of the Charter

The Committee shall review and reassess at least annually the adequacy of this Charter and shall recommend any changes it deems appropriate to the Board.

D.R. HORTON, INC. 2007 PROXY
PROXY
D.R. HORTON, INC.
D.R. Horton Tower, 301 Commerce Street, Suite 500, Fort Worth, Texas 76102
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby nominates, constitutes and appoints Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”), held of record by the undersigned at the close of business on December 1, 2006, at the Annual Meeting of Stockholders to be held on January 25, 2007, or any adjournment thereof.
PLEASE SIGN AND DATE ON REVERSE SIDE.
Please mark your votes as in this example.

		FOR all nominees	WITHHOLD
		listed at right (except	AUTHORITY
		as marked to the	to vote for all nominees	Nominees:	Donald R. Horton
		contrary below)	listed at right.		Bradley S. Anderson
1.	Election of				Michael R. Buchanan
	Directors				Richard I. Galland
Michael W. Hewatt
Donald J. Tomnitz
Bill W. Wheat
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN

2.	To vote on a shareholder proposal concerning a
majority vote standard for the election of directors.

3.	To conduct other business properly brought before
the meeting.
The board of directors recommends a vote FOR all nominees to the board of directors. The board of directors recommends a vote AGAINST Proposal 2. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as recommended by the board of directors in this paragraph.
The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Signature)	(Signature)	Dated:

Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.